UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2006

Xethanol Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50154	84-1169517
(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 723-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 28, 2006, Richard L. Ritchie and Marc S. Goodman resigned as members of the board of directors of Xethanol Corporation (“Xethanol”) effective immediately. Neither Mr. Ritchie’s nor Mr. Goodman’s resignation was the result of a disagreement with management regarding the operations, policies or practices of Xethanol. Copies of Mr. Ritchie’s and Mr. Goodman’s letters of resignation are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

Item 9.01 Exhibits.

The following is the index of exhibits furnished in accordance with Item 601 of Regulation S-K, filed as part of this Current Report on Form 8-K or incorporated by reference herewith:

99.1	Letter dated September 28, 2006 from Richard L. Ritchie.

99.2	Letter dated September 28, 2006 from Marc S. Goodman.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xethanol Corporation

Date: October 4, 2006	By:	/s/ Louis B. Bernstein
Name: Louis B. Bernstein
Title: Interim Chief Executive Officer and President